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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Check the appropriate box:
/ /	Preliminary Proxy Statement
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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
SERENA SOFTWARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 28, 2002
2:00 p.m.

To the Stockholders of SERENA Software, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SERENA Software, Inc., a Delaware corporation ("SERENA"), will be held on Friday, June 28, 2002, at 2:00 p.m., local time, at SERENA's principal executive offices at 2755 Campus Drive, 3rd Floor, San Mateo, California 94403 for the following purposes:

  1.
  To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected;

  2.
  To approve and ratify amendments to our 1999 Director Option Plan to (i) increase annual option grants given to eligible non-employee directors from 7,500 to 15,000 shares, and (ii) reduce the vesting period of such option grants from four years to one year;

  3.
  To ratify the appointment of KPMG LLP as independent auditors for SERENA for the fiscal year ending January 31, 2003; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 17, 2002, are entitled to notice of and to vote at the meeting.

        All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                        By order of the Board of Directors
                        SERENA SOFTWARE, INC.

                        Vita A. Strimaitis
                         Secretary

San Mateo, California
May 24, 2002

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED
TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY AS PROMPTLY
AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SERENA SOFTWARE, INC.

PROXY STATEMENT FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The enclosed proxy is solicited on behalf of the board of directors of SERENA Software, Inc., a Delaware corporation ("SERENA"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, June 28, 2002, at 2:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at SERENA's principal executive offices at 2755 Campus Drive, 3rd Floor, San Mateo, California 94403. The telephone number at that location is (650) 522-6600. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of KPMG LLP as independent auditors as set forth herein and, at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended January 31, 2002, including financial statements, were first mailed on or about May 24, 2002, to all stockholders entitled to vote at the Annual Meeting.

Record Date and Shares Outstanding

        Stockholders of record at the close of business on May 17, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, SERENA had issued and outstanding and entitled to vote 40,439,680 shares of common stock, $.001 par value.

Revocability of Proxies

        Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of SERENA at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to SERENA Software, Inc. at 2755 Campus Drive, 3rd Floor, San Mateo, California 94403, Attention: Secretary, or hand-delivered to the Secretary of SERENA at or before the taking of the vote at the Annual Meeting.

Voting

        Each share of common stock outstanding on the Record Date is entitled to one vote. Stockholders' votes will be tabulated by persons appointed by the board of directors to act as inspectors of election for the Annual Meeting. The holders of a majority of our outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Absentions and broker non-votes are considered stockholders who are present and entitled to vote and they count toward the quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which it has received instructions). Brokers holding shares of record for customers generally are not entitled to vote on certain "non-routine" matters unless they receive voting instructions from their customers.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by SERENA. In addition, SERENA may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of SERENA's directors, officers, and employees, personally or by telephone, telegram, facsimile, or other means of communication. No additional compensation will be paid for such services.

Deadline for Receipt of Stockholder Proposals for Year 2003 Annual Meeting

        Stockholders are entitled to present proposals and nominations to the board of directors for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of stockholders of SERENA intended to be presented for consideration at SERENA's year 2003 Annual Meeting of Stockholders currently intended to be held in late June 2003 must be received by SERENA no later than January 24, 2003, in order that they may be included in the proxy statement and form of proxy related to that meeting. To be in proper form, the stockholder's notice to the secretary must set forth, among other things described in SERENA's by-laws, (i) the name and address of the stockholder requesting the proposal, (ii) a representation that the stockholder is a stockholder of record of SERENA entitled to vote at the meeting and, if applicable, whether that stockholder intends to appear in person or by proxy at the meeting, (iii) a description of all arrangements or understandings between the stockholder and any nominee and any other person pursuant to which a nomination is to be made by the stockholder, (iv) such other information regarding each nominee or matter of business to be proposed by the stockholder that would be required to be included in a proxy statement to be filed with the Securities and Exchange Commission, and (v) if applicable, the consent of each nominee to serve as a director of SERENA, if so elected.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

        We currently have seven (7) directors. At the Annual Meeting, a board of seven (7) directors will be elected, each to hold office until his or her successor is elected and qualified, or until his or her death, resignation, or removal. Each of the nominees is currently a director of SERENA. Shares represented by the accompanying proxy will be voted for the election of the seven nominees (recommended by the board of directors) who are named in the following table, unless the proxy is marked in such a manner as to withhold authority to so vote. SERENA has no reason to believe that the nominees for election will not be available to serve their prescribed terms. If any nominee for any reason is unable to serve or will not serve, however, the proxy may be voted for such substitute nominee as the persons appointed in the proxy may in their discretion determine.

        The following table sets forth certain information concerning the nominees, which information is based on data furnished to SERENA by the nominees:

Name	Age	Position(s) with SERENA	Director Since
Douglas D. Troxel	57	Chief Technology Officer and Director	1980
Mark E. Woodward	43	President, Chief Executive Officer and Director	2000
Robert I. Pender, Jr.	44	Vice President, Finance and Administration, Chief Financial Officer and Director	2000
Alan H. Hunt(1)(2)(3)	60	Chairman of the Board	1998
Jerry T. Ungerman(1)(2)(3)	57	Director	1998
J. Hallam Dawson (1)(2)	65	Director	2001
Gregory J. Owens	41	Director	2002

(1)
Member of Compensation Committee.

(2)
Member of Audit Committee.

(3)
Member of Nominating Committee.

        There is no family relationship among any of the directors and executives of SERENA.

        Douglas D. Troxel is the founder of SERENA and has served on SERENA's Board of Directors since April 1980, and resigned his Chairmanship in September 2001. He has also served as SERENA's Chief Technology Officer since April 1997. From June 1980 to April 1997, Mr. Troxel served as the President and Chief Executive Officer of SERENA. Mr. Troxel holds a B.S. in mathematics from Iowa State University.

        Mark E. Woodward has served as a member of SERENA's board of directors since June 2000, as President, Chief Executive Officer since May 2000, as Vice President, Worldwide Operations from February 2000 through April 2000 and as Vice President, Sales from November 1998 to February 2000. From August 1997 until November 1998, Mr. Woodward was Senior Vice President, Sales for Live Picture, Inc., a developer of Internet imaging technology. From August 1995 until August 1997, Mr. Woodward was Vice President, Sales for McAfee Associates, a network management firm. From March 1989 until August 1995, Mr. Woodward was Vice President, Sales for Legent, Inc., a developer of software change management products.

        Robert I. Pender, Jr. has served as a member of SERENA's board of directors since June 2000 and as Vice President, Finance and Administration, Chief Financial Officer since December 1997. From December 1996 until August 1997, Mr. Pender was Vice President, Finance of Mosaix, Inc., a customer interaction software company. From April 1993 until December 1996, Mr. Pender served in a variety of positions, most recently as Chief Financial Officer, with ViewStar Corporation, a client/server workflow software company that was acquired by Mosaix, Inc. in December 1996. Mr. Pender holds a B.A. in accounting from Baylor University and a M.S. in financial planning and tax from Golden Gate University.

        Alan H. Hunt has served as a member of SERENA's Board of Directors since February 1998 and as the Chairman of SERENA's Board of Directors since September 2001. From October 1995 to January 1998, Mr. Hunt was the President and Chief Executive Officer and a member of the Board of Directors of Peregrine Systems, Inc., a provider of infrastructure management software solutions. From July 1994 until November 1995, Mr. Hunt was President and Chief Executive Officer and a member of the Board of Directors of XVT Software Inc., a development tools software company. From March 1991 until May 1994, Mr. Hunt was Senior Vice President of Sales and Marketing (North

America) for BMC Software, Inc., a vendor of software system utilities for IBM mainframe computing environments. Mr. Hunt holds a B.S. in business administration and industrial management from San Jose State College.

        Jerry T. Ungerman has served as a member of SERENA's board of directors since December 1998. Mr. Ungerman is President of Check Point Software Technologies Ltd., a developer of computer network security access software. From July 1971 to October 1998, Mr. Ungerman was the Executive Vice President of Operations of Hitachi Data Systems Corp., a provider of computer networking and data storage solutions for computing environments. Mr. Ungerman holds a B.S.B. in business from the University of Minnesota.

        J. Hallam Dawson has served as a member of SERENA's Board of Directors since December 2001. Mr. Dawson is Chairman of IDI Associates, a private Latin American investment bank. Previously, Mr. Dawson served as Executive Vice President and then President of Crocker National Bank and in various commercial lending and international banking positions at the First National Bank of Chicago. Mr. Dawson is also a Director of Autodesk, Inc., a design software and digital content company, and Chinatrust Bank (USA). Mr. Dawson holds a B.A. in economics from Vanderbilt University and an M.B.A. from Harvard University.

        Gregory J. Owens has served as a member of SERENA's Board of Directors since March 2002. Mr. Owens currently serves as Chairman, President and Chief Executive Officer of Manugistics Group, Inc., a global provider of solutions for supply chain management. Prior to joining Manugistics, Mr. Owens served as Managing Partner for Logistics and Planning, as well as Managing Partner of Global Supply Chain Management, at Andersen Consulting (Accenture). Mr. Owens holds a B.S. in industrial management at the Georgia Institute of Technology.

Vote Required and Board of Directors' Recommendation

        Directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting and entitled to vote on the election of directors. The seven nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. The board of directors has unanimously approved the foregoing slate of nominees and recommends that stockholders vote FOR the election of the nominees listed above.

BOARD AND COMMITTEE MEETINGS

        SERENA's board of directors held eleven (11) meetings during the fiscal year ended January 31, 2002. No incumbent director during fiscal 2002 attended fewer than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the board of directors held during the period for which such person was a director and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the period such person served) of the meetings of the board of directors held during fiscal 2002. The board of directors has standing Audit, Compensation and Nominating Committees.

        The Audit Committee, comprised of directors, Alan H. Hunt, Jerry T. Ungerman and J. Hallam Dawson, each of them has been determined to be independent as defined by 4200(a)(14) of the National Association of Securities Dealers NASDAQ Marketplace Rules, was formed in January 1999 in connection with SERENA's initial public offering of its common stock. The Audit Committee met four (4) times in fiscal 2002. The purposes of the Audit Committee are to review with SERENA's management and independent auditors such matters as internal accounting controls and procedures, the plan and results of the annual audit, and suggestions of the auditors for improvements in accounting procedures; to nominate independent auditors; and to provide such additional information as the committee may deem necessary to make the board of directors aware of significant financial matters which require the board's attention, as well as perform such other functions as may be required by the stock market upon which our company stock is listed. J. Hallam Dawson was appointed to the Audit Committee in January 2002.

        The Compensation Committee, comprised of directors, Alan H. Hunt and Jerry T. Ungerman, each of them has been determined to be independent as defined by 4200(a)(14) of the National Association of Securities Dealers NASDAQ Marketplace Rules, was formed in January 1999 in connection with SERENA's initial public offering of its common stock. The Compensation Committee met one (1) time in fiscal 2002. The purposes of the Compensation Committee are to review and approve the compensation to be paid or provided to SERENA's executive officers, the aggregate compensation of all employees of SERENA, the terms of compensation plans and to administer SERENA's Amended and Restated 1997 Stock Option and Incentive Plan. J. Hallam Dawson was appointed to the Compensation Committee in March 2002.

        The Nominating Committee, comprised of directors, Alan H. Hunt and Jerry T. Ungerman, each of them has been determined to be independent as defined by 4200(a)(14) of the National Association of Securities Dealers NASDAQ Marketplace Rules, was formed in May 2001 in connection with the Company's desire to find qualified and appropriate candidates to serve as executive officers or on SERENA's board of directors. The Nominating Committee met two (2) times in fiscal 2002. The purposes of the Nominating Committee are to select and recommend to the board of directors appropriate candidates for executive officers or to serve on it's board or directors; oversee the Company's executive succession and management development plans; review and make recommendations to the Board as to the Board size, director qualifications and tenure policies; and evaluate the overall performance of the directors.

COMPENSATION OF THE BOARD OF DIRECTORS

Director Compensation

        SERENA reimburses each member of our board of directors for out-of-pocket expenses incurred in connection with attending board meetings. No member of our board of directors currently receives additional cash compensation.

        SERENA's 1999 Director Option Plan as proposed to be amended provides that options will be granted to non-employee directors pursuant to an automatic nondiscretionary grant mechanism. Each new non-employee director is automatically granted an option to purchase 37,500 shares of common stock at the time he or she is first elected to the board of directors. Each eligible non-employee director will subsequently be granted an option to purchase 15,000 shares of common stock at the beginning of each fiscal year. Each such option will be granted at the fair market value of the common stock on the date of grant. Options granted to eligible non-employee directors under the 1999 Director Option Plan prior to fiscal 2003 will become exercisable over four years, with one quarter of the shares subject to the option vesting after one year and the remaining shares vesting ratably in monthly installments thereafter.

        Provided Proposal Two passes, beginning in fiscal 2003, options granted to eligible non-employee directors under the then Amended 1999 Director Option Plan, excluding those grants issued at the time he or she is first elected to the board of directors, will become exercisable over one year, with all the shares subject to the option vesting after one year.

        On February 16, 2000, both Mr. Hunt and Mr. Ungerman were granted 7,500 options each under the 1999 Director Option Plan and an additional 7,500 options each under the 1997 Amended and Restated Stock Option and Incentive Plan. These grants were made at fair market value of $19.33 per share with one quarter of these shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter. On February 14, 2001, both Mr. Hunt and

Mr. Ungerman were granted 5,000 options each at fair market value of $23.13 per share under the 1999 Director Option Plan. These grants also vest over four years with one quarter of the shares vesting upon the first anniversary of the grant and 1/36 of the remaining shares vesting monthly thereafter. In order to be consistent with the 1999 Director Option Plan which calls for annual grants of 7,500 options, on May 16, 2001, both Mr. Hunt and Mr. Ungerman were granted an additional 2,500 options each at fair market value of $21.15 per share under the 1999 Director Option Plan. These grants also vest over four years with one quarter of the shares vesting retroactively upon the first anniversary of the February 14, 2001 grants and 1/36 of the remaining shares vesting monthly thereafter. On March 1, 2002, Mr. Ungerman was granted 15,000 options under the 1999 Director Option Plan, as proposed to be amended, at fair market value of $16.08 per share. These shares vest in their entirety upon the first anniversary of the respective grant.

        On September 4, 2001 in connection with Mr. Hunt's election as Chairman of SERENA's board of directors, Mr. Hunt was granted 50,000 options under the 1997 Amended and Restated Stock Option and Incentive Plan. The grant was made at fair market value of $11.70 per share with all the shares vesting upon the first anniversary of the respective grant.

        On December 7, 2001 in connection with Mr. Dawson's election to SERENA's board of directors, Mr. Dawson was granted 37,500 options under the 1999 Director Option Plan. The grant was made at fair market value of $25.87 per share with one quarter of the shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter.

        On March 25, 2002 in connection with Mr. Owens' election to SERENA's board of directors, Mr. Owens was granted 37,500 options under the 1999 Director Option Plan. The grant was made at fair market value of $19.35 per share with one quarter of the shares vesting upon the first anniversary of the respective grant and 1/36 of the remaining shares vesting monthly thereafter.

INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for the directors and officers of SERENA and administering various incentive compensation and benefit plans. The Compensation Committee consists of Alan H. Hunt and Jerry T. Ungerman. Mark E. Woodward, President, Chief Executive Officer and a director of SERENA, participated in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants of SERENA, except that he was excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of SERENA's Compensation Committee and any member of any other company's board of directors or compensation committee. J. Hallam Dawson was appointed to the Compensation Committee in March 2002.

PROPOSAL TWO
AMENDMENTS TO 1999 DIRECTOR OPTION PLAN1

1
Share numbers referenced in this Proxy in connection with the 1999 Director Option Plan reflect the single 3-for-2 forward stock split that we have implemented since the adoption of the 1999 Director Option Plan.

        At the Annual Meeting of Stockholders, the stockholders are being asked to approve and ratify amendments to our 1999 Director Option Plan (the "Plan") to (i) increase annual option grants given to eligible non-employee directors from 7,500 to 15,000 shares, and (ii) reduce the vesting period of such option grants from four years to one year. These amendments to the Plan were approved by the Board of Directors in December 2001. As of March 31, 2002, options to purchase an aggregate of 120,000 shares of our Common Stock were outstanding under the Plan with a weighted average exercise price of $21.38 per share, and 315,000 shares were available for future grant. The Plan currently provides for an initial grant of options to purchase 37,500 shares of Common Stock to each new non-employee director (an "Outside Director"). This initial grant of options becomes exercisable (i.e. "vests") as further described below over a four-year period. Upon stockholder approval of the amendments set forth above, each Outside Director will subsequently be automatically granted an additional option to purchase 15,000 shares of Common Stock on the first day of each fiscal year beginning with February 2002, provided such Outside Director has served on our Board of Directors for at least six months, and that option shall become fully exercisable on the one-year anniversary of its grant, provided such Outside Director is still one of our directors on the anniversary date. The proposed amendments make no changes to the initial grant of options to Outside Directors under the Plan.

        The Plan is structured in order to assist us in attracting, retaining and motivating the best available personnel for service as our Outside Directors. We believe that stock options are one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of our business.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of affirmative votes cast with respect to this proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote FOR the amendments to the Plan.

Terms of the Plan

        The essential terms of the Plan are summarized as follows:

  Purpose

        The Plan is structured to attract and retain the best available personnel for service as our Outside Directors, to provide additional incentive to such persons serving as our Outside Directors and to encourage such persons' continued service on our Board of Directors.

  Automatic Grants

        The Plan provides for automatic, non-discretionary grants of stock options to Outside Directors.

  Shares Reserved for Issuance

        315,000 shares of Common Stock are currently reserved for issuance under the Plan, and this number may be increased annually by an amount equal to 1/2% of the shares of Common Stock outstanding on the last day of each preceding fiscal year or such lesser amount as is determined by the Board of Directors. If an option granted under the Plan expires or becomes unexercisable without having been exercised in full, the unexercised shares will be returned to the available pool of shares reserved for issuance under the Plan.

  Eligibility

        The current Plan provides that Outside Directors automatically receive an option for 37,500 shares of our Common Stock upon their appointment to the Board of Directors. In addition, the Plan presently provides that each Outside Director who has received an initial grant will, provided he or she is otherwise eligible, automatically receive an additional stock option for 7,500 shares of our Common Stock on the first day of each fiscal year, provided such Outside Director has served on our Board of directors for at least six months. The Plan does not give any Optionee the right to continue as a director or to be nominated as a director. Additionally, the Plan does not preclude either us or any director from terminating his or her directorship at any time.

Terms of Options

        Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted and is currently subject to the following additional terms and conditions:

  (1)
  Exercise of the Option: Any option granted to an Outside Director under the current Plan becomes exercisable at a rate of 1/4th of the shares subject to the option on the first anniversary of the date of grant and 1/48th of the shares subject to the option become exercisable at the end of each month thereafter, provided that the optionee continues to serve as a director of the Company on such dates. If the proposed amendments pass, each option granted under the Plan after the initial option grant of 37,500 shares will become fully exercisable on the one-year anniversary of the date of grant, provided that the optionee continues to serve as a director of the Company on such date. The proposed amendments do not change the vesting schedule of the initial option grant to an Outside Director. An optionee may exercise an option by giving us written notice of exercise, specifying the number of shares of Common Stock to be purchased and tendering payment to us of the purchase price. Payment for shares issued upon exercise of an option may consist of (i) cash; (ii) check; (iii) surrender of certain other shares of our Common Stock; (iv) consideration received under a cashless exercise program; or (v) any combination of the preceding methods of payment.

    Optionees may exercise their options at any time on or following the date the options are first exercisable. An option may not be exercised for a fraction of a share.

  (2)
  Exercise Price: The exercise price of all options granted under the Plan is 100% of the fair market value of the Common Stock on the date the option is granted. For purposes of the Plan, the fair market value of our Common Stock is defined as the closing sale price per share of our Common Stock on the NASDAQ National Market on the last market trading day prior to the date of grant as reported in the Wall Street Journal or other reliable source. The Plan does not provide for repricing of outstanding options. The closing sale price of our Common Stock on March 28, 2002 was $19.50.

  (3)
  Term of Options: The term of each option granted under the Plan is ten (10) years from the date of grant. No option is exercisable by any person after such expiration.

  (4)
  Termination of Directorship: The Plan provides that, if the optionee's directorship with us is terminated for any reason, other than death or disability, the optionee may exercise his or her options only during the three (3)-month period following termination (but in no event later than the expiration of its ten (10)-year term); provided, however, that the option will be exercisable only to the extent that the optionee was entitled to exercise it on the date of termination. If the optionee was not entitled to exercise an option on the date of termination, or if the optionee does not exercise the option (to the extent otherwise so entitled) within the three (3) months following the date of termination of employment, the option will terminate.

  (5)
  Death: If an optionee's directorship is terminated due to the death of the optionee, the optionee's estate or a person who acquired by bequest or inheritance the right to exercise the option may exercise his or her options, but only within twelve (12) months following the date of death (but in no event later than the expiration of its ten (10)-year term; provided, however, that the option will be exercisable only to the extent that the optionee was entitled to exercise it on the date of death). If the optionee was not entitled to exercise an option on the date of death, or if the optionee's estate or a person who acquired the right to exercise the option does not exercise the option (to the extent otherwise so entitled) within the twelve (12) months following the date of death, the option will terminate.

  (6)
  Disability: If an optionee's directorship is terminated due to a total and permanent disability, the optionee may exercise his or her options, but only within twelve (12) months from the date of such termination; provided, however, that the option is exercisable on the date of termination of employment (but in no event later than the expiration of its ten (10)-year term). To the extent that the optionee was not entitled to exercise an option on the date of termination, or if he or she does not exercise an option (to the extent otherwise so entitled) within the twelve (12) months from the date of termination, the option will terminate.

  (7)
  Nontransferability of Options: An optionee is not permitted to transfer his or her options, other than by will or the laws of descent and distribution. Options are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

Adjustment Upon Changes in Capitalization, Merger or Sale of Assets

        In the event any change, such as a stock split or dividend, is made in our capitalization that results in an increase or decrease in the number of outstanding shares of our Common Stock without receipt of consideration by us, an appropriate adjustment shall be made in the option price, in the number of shares subject to each option and in the number of shares that have been authorized for issuance under the Plan. In the event of a merger of us with or into another corporation, or the sale of substantially all our assets, all outstanding options will become exercisable as to all of the shares subject to the options, including shares as to which would not otherwise be exercisable, and will remain exercisable in accordance with the terms of the Plan. If the surviving entity does not assume or substitute an equivalent option, and such options would otherwise terminate in accordance with the termination of directorship provisions (including the provisions regarding termination due to death or disability), the plan administrator shall notify optionees that all options shall be fully exercisable for a period of thirty (30) days, after which such options shall terminate.

Amendment and Termination of the Plan

        The Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the stockholders. Stockholder approval may be required for certain amendments to the Plan to the extent necessary or desirable to comply with applicable law, regulation or stock exchange rule. No action by the Board of Directors or stockholders may alter or impair any option previously granted under the Plan without the consent of the optionee. Unless terminated earlier, the Plan will terminate in November 2008.

Tax Information

        Only nonstatutory options may be granted under the Plan.

        An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Generally, we will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending upon how long the shares have been held.

        The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Director Option Plan

        Only Outside Directors are entitled to options pursuant to the Plan. The grant of options and the exercise price of those options under the Plan are subject to the terms of the Plan and can only be determined at the time of election or appointment to the Board of Directors and on the first day of each fiscal year thereafter. Accordingly, future awards are not determinable. No executive officers or employees are eligible to participate in the Plan.

        Information regarding options granted to Outside Directors during the fiscal 2002 is set forth beneath the heading "Compensation of the Board of Directors." During fiscal 2002, all eligible Outside Directors as a group were granted options to purchase an aggregate of 52,500 shares at a weighted average exercise price of $24.93 pursuant to the Plan.

        The following table sets forth information with respect to the grant of options to the current Outside Directors that would have been made if the proposed amendments to the Plan had been in effect during fiscal 2002:

Benefits of Proposed Amendments to 1999 Director Option Plan

Identity of Group	Number of Shares Subject to Grant (#) (1)	Weighted Average Exercise Price Per Share ($/sh)
All current Outside Directors as a group	67,500	$24.73

(1)
Of these options, 30,000 shares would have become fully exercisable on the one-year anniversary of the date of grant, provided the Outside Director was still one of our directors on the anniversary date.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The board of directors has selected KPMG LLP, independent auditors, to audit the financial statements of SERENA for the current fiscal year ending January 31, 2003. SERENA expects that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to answer any appropriate questions.

Vote Required and Board of Directors' Recommendation

        The affirmative vote of the holders of a majority of the shares of Company stock present or represented and voting at the Annual Meeting will be required to approve this proposal. An abstention or nonvote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal. The board of directors has unanimously approved this proposal and recommends that stockholders vote FOR the ratification of the selection of KPMG LLP.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of SERENA's common stock as of March 31, 2002 by (i) each person or entity who is known by SERENA to own beneficially 5% or more of SERENA's outstanding common stock; (ii) each director of SERENA; (iii) SERENA's Chief Executive Officer and each of SERENA's four most highly compensated executive officers who were serving as executive officers of SERENA as of January 31, 2002 (the "Named Executive Officers"); and (iv) all directors and executive officers of SERENA as a group.

	Shares Beneficially Owned
Name and Address
	Number	Percent
Douglas D. Troxel(1)	18,563,586	44.5%
Mark E. Woodward(2)	445,057	1.1%
Robert I. Pender, Jr.(3)	243,588	*
Anthony G. Stayner(4)	197,404	*
Jerry T. Ungerman (5)	42,810	*
Alan H. Hunt(6)	16,716	*
J. Hallam Dawson(7)	—	*
L. Evan Ellis, Jr.(8)	—	*
Gregory J. Owens(9)	—	*
All directors and executive officers as a group (13) persons	19,792,551	47.4%

*
Less than 1%.

(1)
Includes 16,279,361 shares of common stock held by Mr. Troxel as trustee of the Troxel Living Trust and 2,008,100 shares of common stock held by Mr. Troxel as a general partner for Troxel Investments, L.P., and 200,000 shares of common stock held by Mr. Troxel as director and president of Change Happens Foundation, a private charitable foundation. Does not include 457,639 shares of common stock registered in the name of Rosa Ruiz Troxel, to which Mr. Troxel disclaims any beneficial interest. Mr. Troxel is SERENA's founder, Chief Technology Officer and a member of SERENA's board of directors.

(2)
Includes 150,000 shares of common stock subject to restricted stock purchase agreements, of which 34,375 shares are subject to SERENA's repurchase option as of March 31, 2002 should Mr. Woodward's employment with SERENA terminate. Includes 286,403 shares subject to stock options held by Mr. Woodward that are exercisable within 60 days of March 31, 2002. Mr. Woodward is a director and SERENA's President and Chief Executive Officer.

(3)
Includes 116,661 shares of common stock subject to restricted stock purchase agreements, of which 29,219 shares are subject to SERENA's repurchase option as of March 31, 2002 should Mr. Pender's employment with SERENA terminate. Includes 124,042 shares subject to stock options held by Mr. Pender that are exercisable within 60 days of March 31, 2002. Mr. Pender is a director and SERENA's Vice President, Finance and Administration, and Chief Financial Officer.

(4)
Includes 79,294 shares of common stock subject to restricted stock purchase agreements, of which 16,500 shares are subject to SERENA's repurchase option as of March 31, 2002 should Mr. Stayner's employment with SERENA terminate. Includes 70,566 shares subject to stock options held by Mr. Stayner that are exercisable within 60 days of March 31, 2002. Mr. Stayner is SERENA's Vice President, Marketing.

(5)
Includes 42,810 shares subject to stock options held by Mr. Ungerman that are exercisable within 60 days of March 31, 2002. Mr. Ungerman is a member of SERENA's board of directors.

(6)
Includes 16,716 shares subject to stock options held by Mr. Hunt that are exercisable within 60 days of March 31, 2002. Mr. Hunt is Chairman of SERENA's board of directors.

(7)
Mr. Dawson is a member of SERENA's board of directors

(8)
Mr. Ellis is SERENA's Senior Vice President of Worldwide Operations.

(9)
Mr. Owens is a member of SERENA's board of directors.

        All share and option numbers in this Proxy Statement have been adjusted to reflect the three-for-two stock split paid to our shareholders in the form of a stock dividend in March 2000.

EXECUTIVE COMPENSATION

        The table below and footnotes thereto set forth in summary form information concerning the compensation awarded to, earned by, or paid for services rendered to SERENA in all capacities during the fiscal years ended January 31, 2000, 2001 and 2002 by our current President and Chief Executive Officer and our next four most highly compensated executive officers whose salary and bonus for fiscal 2002 exceeded $100,000. Other than the salary and bonus described in the table below, we did not pay any executive officer named in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of such executive officer's salary and bonus during fiscal 2002. Bonus and commission figures for all fiscal years presented represent bonuses and commissions earned and paid in the fiscal year as well as bonuses and commissions earned in the fiscal year but paid in the following fiscal year.

Summary Compensation Table

Long-term Compensation Awards
All Other Compensation
Annual Compensation
Name and Principal Position	Fiscal Year				Securities Underlying Options(#)	Matching 401(k) Contributions	Group Life Insurance Premiums
		Salary		Bonus(1)				Misc.
Mark E. Woodward Director, President and Chief Executive Officer	2002 2001 2000	$250,000 200,000 175,080		$106,438 362,755 230,660	— 650,000 —	$8,467 7,175 2,305	$367 176 486	— — —
Robert I. Pender, Jr. Director, Vice President Finance and Administration, Chief Financial Officer	2002 2001 2000	192,000 178,200 165,000		70,125 261,600 280,000	— 327,500 37,500	6,843 7,119 6,400	181 150 450	— — —
Douglas D. Troxel Director, Chief Technology Officer	2002 2001 2000	206,250 350,000 324,000		28,050 247,800 310,000	— — —	6,033 7,427 5,870	1,956 — 1,614	21,528 21,507 23,907	(2) (2) (2)
Anthony G. Stayner Vice President, Marketing	2002 2001 2000	185,833 173,000 167,931		14,700 76,320 82,500	— 102,500 —	6,847 5,597 5,020	243 138 437	— — —
L. Evan Ellis, Jr. Senior Vice President of Worldwide Operations	2002 2001 2000	125,000 — —	(3)	75,000 — —	400,000 — —	— — —	157 — —	— — —

(1)
In August 2001, in response to the general weakening of the worldwide economy and resulting slowdown in IT spending, the Company announced a restructuring plan that included, among other cost control initiatives, the elimination of cash bonus payments to senior executives effective with the beginning of the second quarter of fiscal 2002.

(2)
Fiscal 2002 amounts include $18,950 in personal life insurance premiums and $2,578 in personal car expenses paid by SERENA; fiscal 2001 amounts include $18,950 in personal life insurance premiums and $2,557 in personal car expenses paid by SERENA; and fiscal 2000 amounts include $18,950 in personal life insurance premiums and $4,957 in personal car expenses paid by SERENA.

(3)
Represents salary earned and paid in the fiscal year when the executive was not employed by SERENA for the entire fiscal year.

Option Grants During Last Fiscal Year

        The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during fiscal 2002, including the potential realizable value over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent SERENA's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of SERENA common stock. In fiscal 2002, SERENA granted options to acquire up to an aggregate of 1,119,700 shares to employees and directors, 1,067,200 shares of which came under the Amended and Restated 1997 Stock Option and Incentive Plan and 52,500 shares of which came under the 1999 Director Option Plan. All grants under both plans were at an exercise price equal to not less than the fair market value of SERENA's common stock on the date of grant. Optionees may pay the exercise price by cash, check, promissory note, delivery of already-owned shares of SERENA's common stock or pursuant to a cashless exercise procedure. Options under the Amended and Restated 1997 Stock Option and Incentive Plan and under the 1999 Director Option Plan vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably monthly thereafter.

	Number of Securities Underlying Options Granted	Percentage of Total Options Granted in Fiscal 2002			Potential Realizable Annual Rates of Stock Price Appreciation For Options Term
			Average Exercise Price Per Share	Expiration Date
					5%	10%
Mark E. Woodward	—	—	—	—	—	—
Robert I. Pender, Jr.	—	—	—	—	—	—
Douglas D. Troxel	—	—	—	—	—	—
Anthony G. Stayner	—	—	—	—	—	—
L. Evan Ellis, Jr.	400,000	35.7%	$19.574	8/15/11	$4,923,993	$12,478,366

Aggregate Option Exercises During the Last Fiscal Year
And Fiscal Year-End Option Values

        The following table sets forth certain information regarding stock options held as of January 31, 2002 by the Named Executive Officers. The "Value of Unexercised In-the-Money Options at January 31, 2002" is based upon the fair market value on January 31, 2002 of $25.260 per share, minus the per share exercise price, multiplied by the number of shares underlying the option. Some of the Named Executive Officers own restricted shares of SERENA common stock under the Amended and Restated 1997 Stock Option and Incentive Plan and those shares are not included in this table. See "Employment Agreement and Change in Control Arrangements."

			Number of Securities Underlying Unexercised Options at January 31, 2002		Value of Unexercised In-the-Money Options at January 31, 2002
	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark E. Woodward	—	$—	223,175	345,574	$1,922,318	$3,373,430
Robert I. Pender, Jr.	—	$—	104,251	127,606	$980,712	$1,080,013
Douglas D. Troxel	—	$—	—	—	$—	$—
Anthony G. Stayner	—	$—	53,426	44,030	$950,797	$366,144
L. Evan Ellis, Jr.	—	$—	—	400,000	$—	$2,274,400

Employment Agreements and Change in Control Arrangements

        SERENA and Douglas D. Troxel, SERENA's founder, Chief Technology Officer and a member of SERENA's board of directors, are parties to an employment agreement that automatically renews each June unless Mr. Troxel is terminated for cause.

        In January 1998, Robert I. Pender, Jr., our Vice President, Finance and Administration, Chief Financial Officer, purchased 276,750 shares of common stock at a purchase price of $0.67 per share under a restricted stock purchase agreement. In November 1998, Mark E. Woodward, our President and Chief Executive Officer and Anthony G. Stayner, our Vice President of Marketing, each early exercised stock options for the purchase of 118,660 shares and 128,013 shares, respectivly, of common stock at a purchase price of $4.67 per share under restricted stock purchase agreements. At various times between December 1998 and February 2000, Mr. Stayner early exercised stock options for the purchase of 68,782 shares of common stock at a purchase price of $3.11 per share under restricted stock purchase agreements. In February 2000, Mr. Woodward, Mr. Pender and Mr. Stayner each early exercised stock options for the purchase of 150,000 shares, 127,500 shares and 67,500 shares, respectively, of common stock at a purchase price of $19.33 per share under restricted stock purchase agreements. Each individual paid the purchase price for his shares in the form of recourse promissory notes secured by the purchased common stock. These promissory notes bear interest at the annual rates of 5.9% and 6.56%. SERENA holds repurchase options on unvested shares should the individual executive officers terminate their relationship with SERENA. These repurchase rights lapse with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date or grant date with repurchase rights on the remaining unvested shares lapsing ratably on a monthly basis over the succeeding three years, however the repurchase rights for the February 2000 grants could lapse over two years depending on the earnings per share performance of the Company.

        The Amended and Restated 1997 Stock Option and Incentive Plan provides that in the event of a merger or consolidation of SERENA with or into another corporation, a sale of substantially all of SERENA's assets or certain other changes in control of SERENA, the right of SERENA to repurchase shares purchased pursuant to a restricted stock purchase agreement lapses. Additionally, in any of the events noted in the preceding sentence, the holders of stock options awarded under the Amended and Restated 1997 Stock Option and Incentive Plan shall have the right to exercise all of the shares of stock covered under the applicable option agreement, including shares which would not otherwise be exercisable.

Report of the Compensation Committee of the Board of Directors

        Notwithstanding any statement to the contrary in any of SERENA's previous or future filings with the Securities and Exchange Commission, the "Report of the Compensation Committee of the board of directors" and the "Company Performance" graph shall not be deemed "filed" with the Commission and shall not be incorporated by reference by any general statement incorporating this Proxy Statement into any such filings.

        The Compensation Committee of the board of directors (the "Compensation Committee") establishes the general compensation policies of SERENA and the compensation plans and the specific compensation levels for senior executives, including SERENA's Chief Executive Officer.

General Compensation Philosophy

        The primary objectives of SERENA's executive compensation policies include the following:

  •
  To attract, motivate, and retain a highly qualified executive management team;

  •
  To link executive compensation to SERENA's financial performance as well as to define individual management objectives established by the Compensation Committee;

  •
  To compensate competitively with the practices of similarly situated technology companies; and

  •
  To create management incentives designed to enhance stockholder value.

        SERENA competes in an aggressive and dynamic industry and, as a result, believes that finding, motivating, and retaining quality employees, particularly senior managers, sales personnel, and technical personnel, are key factors to SERENA's future success. The Compensation Committee's compensation philosophy seeks to align the interests of stockholders and management by tying compensation to SERENA's financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of appreciation of stock options granted to employees through SERENA's equity incentive programs.

Cash Compensation

        SERENA seeks to provide cash compensation to its executive officers, including base salary and an annual cash bonus, at levels that are commensurate with cash compensation paid at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer's performance and contribution to various individual, departmental, and corporate objectives. Cash bonuses are intended to provide additional incentives to achieve such objectives.

        The fiscal 2002 salaries and cash bonuses of each of the executive officers of SERENA were determined by the Compensation Committee of the board of directors, upon the recommendation of the Chief Executive Officer. In addition, cash bonuses for SERENA's President and Chief Executive Officer, Chief Technology Officer and Chief Financial Officer were allocated from a bonus pool established by the board of directors based on overall SERENA earnings. Cash bonuses were also earned by operational vice presidents based on their divisional financial performance and the overall financial performance of SERENA.

        In August 2001, in response to the general weakening of the worldwide economy and resulting slowdown in IT spending, the Company announced a restructuring plan that included, among other cost control initiatives, the elimination of cash bonus payments to senior executives effective with the beginning of the second quarter of fiscal 2002.

        Based on a review of proxy data and other relevant market data, the Compensation Committee believes that cash compensation paid to SERENA's executive officers, including the Chief Executive Officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly-situated software companies.

Equity-Based Compensation

        Stock Options.    Stock options are periodically granted to provide additional incentive to executives and other employees to maximize long-term total return to SERENA's stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of SERENA's common stock increases above the exercise price, which is set at the fair market value of SERENA common stock on the date the option is granted. In addition, employees must remain employed with SERENA for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to continue in the employ of SERENA.

        All of the stock options granted to executives in the year ended January 31, 2002 were approved by the full board of directors. Option grants to employees were determined by the Compensation Committee or the full board of directors. In making its determination, the Compensation Committee intends to consider the executive's position at SERENA, such executive's individual performance, the number of options held (if any) and the extent to which such options are vested, and any other factors that the Compensation Committee may deem relevant.

Tax Deductibility of Executive Compensation

        Section 162 of the Code limits the federal income tax deductibility of compensation paid to SERENA's Chief Executive Officer and to each of the other four most highly compensated executive officers. SERENA may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on SERENA's current compensation plans and policies and proposed regulations interpreting this provision of the Code, SERENA and the Compensation Committee believe that, for the near future, there is little risk that SERENA will lose any significant tax deduction for executive compensation.

        Submitted by the Compensation Committee of the Company's board of directors, Alan H. Hunt, Jerry T. Ungerman and J. Hallam Dawson.

Audit Committee Report

        The Audit Committee of the SERENA Software, Inc. board of directors (the "Audit Committee") was comprised of three independent directors in fiscal 2002 and operates under a written charter adopted by the Board. The members of the Audit Committee are Alan H. Hunt, Jerry T. Ungerman and J. Hallam Dawson (Mr. Dawson was appointed in January 2002).

        The Audit Committee oversees SERENA's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit Committee reviewed with the Company's auditors, who are responsible for expressing an opinion on the conformity of SERENA's audited financial statements with generally accepted accounting principles, and with management, SERENA's critical accounting policies, and the clarity of disclosures in the financial statements. The Audit Committee also discussed SERENA's critical accounting policies with management and the Company's auditors. In addition, the Audit Committee recommends to the Board the appointment of the Company's auditors (KPMG LLP).

        In this context, the Audit Committee has discussed with the Company's auditors the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the auditors' judgements about the quality, not just the acceptability of the accounting principles, the reasonableness of significant judgements and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61 Communication with Audit Committees, as amended by SAS No. 90 Audit Committee Communications.

        The Company's auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the auditors' independence with management and the auditors. In addition, the Audit Committee considered whether the information technology and other non-audit consulting services provided by the auditors' firm could impair the auditors' independence and concluded that such services have not impaired the auditors' independence.

        Based on the Audit Committee's discussion with management and the auditors and the Audit Committee's review of the representation of management and the report of the auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2002 filed with the Securities and Exchange Commission.

        Submitted by the Audit Committee of the Company's board of directors, Alan H. Hunt, Jerry T. Ungerman and J. Hallam Dawson.

Audit Fees

        Fees paid to KPMG LLP firm were comprised of the following (in thousands):

Fiscal 2002 Financial Statement Audit and Quarterly Reviews	$125
Information system design & implementation services provided in fiscal 2002	none
All other services provided in fiscal 2002*	$230

*
Consists primarily of income tax consulting, planning and return preparation ($194,000); statutory audits ($11,000); and SEC and GAAP accounting advice ($25,000).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SERENA's officers and directors and persons who own more than 10% of a registered class of SERENA's equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required by applicable rules to furnish SERENA with copies of all Section 16(a) reports they file.

        To the company's knowledge, based solely upon review of the copies of such reports furnished to SERENA during the fiscal year ended January 31, 2002, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during the most recent fiscal year.

CERTAIN TRANSACTIONS

        In connection with his appointment to our board of directors, Alan H. Hunt entered into a restricted stock purchase agreement with SERENA in April 1998 to purchase 84,375 shares of common stock at a per share purchase price of $0.96. Mr. Hunt paid the purchase price of $81,000 for these shares in the form of a full recourse promissory note secured by the purchased common stock. As of March 31, 2002, Mr. Hunt has repaid principal on the note in the amount of $50,640 to SERENA. The promissory note bears interest at an annual rate of 5.9%. SERENA holds a repurchase option on any unvested shares that become exercisable in the event Mr. Hunt ceases to be a member of our board of directors. The repurchase right lapses with respect to one quarter of the shares on the first anniversary of the purchase date and with respect to the remaining shares, ratably monthly thereafter. In the event of a change in control transaction, SERENA's right to repurchase the shares shall lapse.

COMPANY PERFORMANCE

        The following line graph compares the cumulative total return to stockholders on SERENA's common stock since February 12, 1999. The graph compares stockholder return on SERENA's common stock with the same cumulative total return on the JPMorgan H&Q Technology Index and the Nasdaq Stock Market—U.S. Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that SERENA specifically incorporates it by reference into such filing.

        The graph assumes that $100 was invested on February 12, 1999 in SERENA's common stock, in the JPMorgan H&Q Technology Index and in the Nasdaq Stock Market—U.S. Index and that all dividends were reinvested. No dividends have been declared or paid on SERENA's common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

SERENA Software, Inc.
Stock Price Performance
[February 12, 1999 (Inception) - January 31, 2002]

SERENA Software, Inc.
2002 Stock Performance Analysis

	SERENA SOFTWARE		NASDAQ COMPOSITE		JPMorgan H&Q TECHNOLOGY INDEX
Date	Closing Price	Balance	Closing Price	Balance	Closing Price	Balance
02/12/1999	10.047	100.000	2321.89	100.000	1879.46	100.000
04/30/1999	6.833	68.014	2542.85	109.516	2044.77	108.796
07/31/1999	6.750	67.185	2638.49	113.635	2300.89	122.423
10/31/1999	12.500	124.417	2966.43	127.759	2724.30	144.951
01/31/2000	17.582	175.000	3940.35	169.704	3860.23	205.390
04/30/2000	21.875	217.729	3860.66	166.272	4059.53	215.994
07/31/2000	27.500	273.717	3766.99	162.238	3819.07	203.200
10/31/2000	50.875	506.376	3369.63	145.124	3640.77	193.714
01/31/2001	34.000	338.414	2772.73	119.417	2974.99	158.290
04/30/2001	19.260	191.701	2116.24	91.143	2164.93	115.189
07/31/2001	21.020	209.219	2027.13	87.305	1889.90	100.555
10/31/2001	16.160	160.846	1690.20	72.794	1512.33	80.466
01/31/2002	25.260	251.421	1934.03	83.296	1751.62	93.198

OTHER MATTERS

        SERENA knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

                      For the Board of Directors
                      SERENA SOFTWARE, INC.

                      Vita A. Strimaitis
                       Secretary

Dated: May 24, 2002

Appendix A

SERENA SOFTWARE, INC.

DIRECTOR OPTION AGREEMENT*

*
As Amended and Restated and Adopted by the Board of Directors on                        , 2002

        SERENA Software, Inc., (the "Company"), has granted to                        (the "Optionee"), an option to purchase a total of [if First Option, 37,500] OR [if Subsequent Option, 15,000] shares of the Company's Common Stock (the "Optioned Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company's 1999 Director Option Plan (the "Plan") adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

        1.    Nature of the Option.    This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

        2.    Exercise Price.    The exercise price is $            for each share of Common Stock.

        3.    Exercise of Option.    This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

          (i)    Right to Exercise.

            (a)  [If First Option: This Option shall become exercisable in installments cumulatively with respect to 1/4th of the Optioned Stock on the anniversary of the date of grant, and as to an additional 1/48th of the Optioned Stock at the end of each month thereafter, so that 100% of the Optioned Stock shall be exercisable 4 years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the shareholders of the Company approve the Plan.]

            OR

              [If Subsequent Option: This Option shall become 100% exercisable on the anniversary of the date of grant so long as the Optionee is a member of the Company's Board of Directors on such date; provided, however, that in no event shall any Option be exercisable prior to the date the shareholders of the Company approve the Plan.]

            (b)  This Option may not be exercised for a fraction of a share.

            (c)  In the event of Optionee's death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

          (ii)    Method of Exercise.    This Option shall be exercisable by written notice, which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

        4.    Method of Payment.    Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

    (i)
    cash;

          (ii)  check; or

          (iii)  surrender of other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

          (iv)  delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

        5.    Restrictions on Exercise.    This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

        6.    Non-Transferability of Option.    This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

        7.    Term of Option.    This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

        8.    Taxation Upon Exercise of Option.    Optionee understands that, upon exercise of this Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares purchased over the exercise price paid for such Shares. Since the Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, under certain limited circumstances the measurement and timing of such income (and the commencement of any capital gain holding period) may be deferred, and the Optionee is advised to contact a tax advisor concerning the application of Section 83 in general and the avail-ability a Section 83(b) election in particular in connection with the exercise of the Option. Upon a resale of such Shares by the Optionee, any difference between the sale price and the Fair Market Value of the Shares on the date of exercise of the Option, to the extent not included in income as described above, will be treated as capital gain or loss.

        9.    Entire Agreement; Governing Law.    The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of California without giving effect to the conflicts of laws principles thereof.

DATE OF GRANT:	SERENA SOFTWARE, INC.
By:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:	Optionee

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EXHIBIT A

DIRECTOR OPTION EXERCISE NOTICE

SERENA Software, Inc.
2755 Campus Drive, 3rd Floor
San Mateo, CA 94403

Attention: Corporate Secretary

        1.    Exercise of Option.    The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase             shares of the Common Stock (the "Shares") of SERENA Software, Inc. (the "Company") under and pursuant to the Company's 1999 Director Option Plan and the Director Option Agreement dated                        (the "Agreement").

        2.    Representations of Optionee.    Optionee acknowledges that Optionee has received, read and understood the Agreement.

        3.    Federal Restrictions on Transfer.    Optionee understands that the Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the "1933 Act"), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

        4.    Tax Consequences.    Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        5.    Delivery of Payment.    Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

        6.    Entire Agreement.    The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:		Accepted by:
OPTIONEE:		SERENA SOFTWARE, INC.
Signature		By:
Name:	Print Name	Its:
Address:		Address:	2755 Campus Drive, 3rd Floor San Mateo, CA 94403
Dated:		Dated:

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Appendix A—Amended and Restated 1999 Director Option Plan

SERENA SOFTWARE, INC.

1999 DIRECTOR OPTION PLAN

As Amended and Restated*

Adopted by the Board of Directors on            , 2002

*
Share numbers referenced in this amendment and restatement reflect the single 3-for-2 forward stock split implemented by (on March 30, 2000) the Company since the adoption of the Plan.

        1.    Purposes of the Plan.    The purposes of this 1999 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

          All options granted hereunder shall be nonstatutory stock options.

        2.    Definitions.    As used herein, the following definitions shall apply:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Code" means the Internal Revenue Code of 1986, as amended.

          (c)  "Common Stock" means the common stock of the Company.

          (d)  "Company" means SERENA Software, Inc.

          (e)  "Director" means a member of the Board.

          (f)    "Disability" means total and permanent disability as defined in section 22(e)(3) of the Code.

          (g)  "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

            (iii)  In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (j)    "Inside Director" means a Director who is an Employee.

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          (k)  "Option" means a stock option granted purrs-ant to the Plan.

          (l)    "Optioned Stock" means the Common Stock subject to an Option.

          (m)  "Optionee" means a Director who holds an Option.

          (n)  "Outside Director" means a Director who is not an Employee.

          (o)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (p)  "Plan" means this 1999 Director Option Plan.

          (q)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (r)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 225,000 Shares (the "Pool") (the Shares may be authorized, but unissued, or reacquired Common Stock), plus an annual increase to be added on the first day of each fiscal year, beginning with the fiscal year ending January 31, 2001, equal to the lesser of (i) 1/2% of the Shares of Common Stock outstanding on the last day of each preceding fiscal year or (ii) such amount as determined by the Board of Directors.

        If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

        4.    Administration and Grants of Options under the Plan.

          (a)    Procedure for Grants.    All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

            (i)    No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options.

            (ii)  Each Outside Director shall be automatically granted an Option to purchase 37,500 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

            (iii)  Each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (a "Subsequent Option") on the first day of each fiscal year (beginning with the fiscal year ending January 31, 2001) provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

            (iv)  Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

            (v)  The terms of a First Option granted hereunder shall be as follows:

              (A)  the term of the First Option shall be ten (10) years.

5

              (B)  the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

              (C)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

              (D)  subject to Section 10 hereof, the First Option shall become exercisable cumulatively with respect to 1/4th of the Shares subject to the First Option on the anniversary of the date of grant, and as to 1/48th of the First Option at the end of each month thereafter, provided that the Optionee continues to serve as a Director on such dates.

            (vi)  The terms of a Subsequent Option granted hereunder shall be as follows:

              (A)  the term of the Subsequent Option shall be ten (10) years.

              (B)  the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

              (C)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

              (D)  subject to Section 10 hereof, the Subsequent Option shall become exercisable with respect to 100% of the Shares subject to the Subsequent Option on the anniversary of the date of grant, provided that the Optionee continues to serve as a Director on such date.

            (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

        5.    Eligibility.    Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

        The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

        6.    Term of Plan.    The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

        7.    Form of Consideration.    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

6

        8.    Exercise of Option.

        (a)    Procedure for Exercise; Rights as a Shareholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

          An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as pro-vided in Section 10 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)    Termination of Continuous Status as a Director.    Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (c)    Disability of Optionee.    In the event Optionee's status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d)    Death of Optionee.    In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

        9.    Non-Transferability of Options.    The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

7

        10.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a)    Changes in Capitalization.    Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

          (c)    Merger or Asset Sale.    In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, the Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 8(b) through (d); provided, however, that if the Successor Corporation does not assume such outstanding Option or substitute for it an equivalent option, and the Option would otherwise terminate pursuant to Sections 8(b) through 8(d) after the consummation of the merger or asset sale transaction, then the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

          For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or sale of assets, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

        11.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

8

          (b)    Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

        12.    Time of Granting Options.    The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

        13.    Conditions Upon Issuance of Shares.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there-under, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares here-under, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        14.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        15.    Option Agreement.    Options shall be evidenced by written option agreements in such form as the Board shall approve.

        16.    Shareholder Approval.    The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

9

PROXY	SERENA SOFTWARE, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Mark E. Woodward and Robert I. Pender, Jr., and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of SERENA Software, Inc., to be held at SERENA's principal executive offices at 2755 Campus Drive, 3rd Floor, San Mateo, California, 94403 on June 28, 2002 at 2:00 p.m., local time, and at any adjournment or postponement thereof, with all the powers which the undersigned might have if personally present at the meeting.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated May 24, 2002, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned shares of stock represented by this Proxy and by filing this Proxy with the Secretary of the Corporation, gives notice of such revocation.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

/*\ FOLD AND DETACH HERE /*\

PLEASE MARK VOTES AS IN THIS EXAMPLE	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING:

1.	ELECTION OF DIRECTORS
	NOMINEE:	FOR	WITHHELD	NOMINEE:	FOR	WITHHELD
	Douglas D. Troxel	☐	☐	Mark E. Woodward	☐	☐
	NOMINEE:	FOR	WITHHELD	NOMINEE:	FOR	WITHHELD
	Robert I. Pender, Jr.	☐	☐	Alan H. Hunt	☐	☐
	NOMINEE:	FOR	WITHHELD	NOMINEE:	FOR	WITHHELD
	Jerry T. Ungerman	☐	☐	J. Hallam Dawson	☐	☐
	NOMINEE:	FOR	WITHHELD
	Gregory J. Owens	☐	☐
		FOR	AGAINST	ABSTAIN
2.	To approve and ratify amendments to our 1999 Director Option Plan to (i) increase annual option grants given to eligible non-employee directors from 7,500 to 15,000 shares, and (ii) reduce the vesting period of such option grants from four years to one year.
		☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of KPMG LLP as the Corporation's independent auditors for the 2003 fiscal year	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and any adjournment(s) or postponement thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, FOR THE APPROVAL AND RATIFICATION OF THE AMENDMENTS TO OUR 1999 DIRECTOR OPTION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE 2003 FISCAL YEAR.
Signature:______________________________ Date:_______________	Signature:______________________________ Date:_______________
Please date and sign exactly as your name or names appear hereon. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles held by joint tenants or as community property, both should sign.

/*\ FOLD AND DETACH HERE /*\

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
BOARD AND COMMITTEE MEETINGS
COMPENSATION OF THE BOARD OF DIRECTORS
INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL TWO AMENDMENTS TO 1999 DIRECTOR OPTION PLAN1
Benefits of Proposed Amendments to 1999 Director Option Plan
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants During Last Fiscal Year
Aggregate Option Exercises During the Last Fiscal Year And Fiscal Year-End Option Values
Audit Committee Report
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
COMPANY PERFORMANCE
OTHER MATTERS
SERENA SOFTWARE, INC. DIRECTOR OPTION AGREEMENT
EXHIBIT A DIRECTOR OPTION EXERCISE NOTICE
Appendix A—Amended and Restated 1999 Director Option Plan SERENA SOFTWARE, INC. 1999 DIRECTOR OPTION PLAN As Amended and Restated* Adopted by the Board of Directors on , 2002